Exhibit 4.15


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                               IDAHO POWER COMPANY

                                       TO

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee




                                 ---------------

                          ______ SUPPLEMENTAL INDENTURE

                            Dated as of ____________

                                       TO

                                    INDENTURE



                           Dated as of August 1, 2001



                                 DEBT SECURITIES
                                 ---------------







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          _____ SUPPLEMENTAL INDENTURE dated as of ___________ made and entered into by and between IDAHO POWER COMPANY, a corporation of the State of Idaho (hereinafter, subject to Article XI of the Indenture, called the "Issuer" or the "Company"), having its principal office at 1221 West Idaho Street, Boise, Idaho 83702-5627, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a banking corporation organized and existing under the laws of the State of New York, as Trustee (hereinafter, subject to Article VII of the Indenture, called the "Trustee"), having its principal office at 60 Wall Street, New York, New York 10005, as Trustee under the Indenture for Debt Securities dated as of August 1, 2001 executed and delivered by Idaho Power Company.

          WHEREAS the Indenture dated as of August 1, 2001 (herein with all indentures supplemental thereto called the "Indenture"), provides for the issuance of notes, debentures or other evidences of its indebtedness in one or more series (hereinafter called the "Securities"), unlimited in aggregate principal amount;

          WHEREAS the Indenture provides in Article III thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Board Resolution) or established in one or more indentures supplemental thereto;

          WHEREAS the Issuer desires by this Supplemental Indenture, among other things, to establish the form of the Securities of a series, to be titled "__________ Notes, Series __" of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 3.1 and 10.1(e) of the Indenture;

          WHEREAS the execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture; and

          WHEREAS all things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

          NOW, THEREFORE, THIS _______ SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, as follows:


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                                   ARTICLE I.

                         _____________ Notes, Series __

          SECTION 1. The title of the series of the Securities established by this Supplemental Indenture shall be "________ Notes, Series __, due __________" of the Issuer (hereinafter called the "Series __ Notes"). The Series __ Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) until the principal amount thereof has been duly paid or provided for in full, at a rate per annum equal to ___% and at the same rate per annum on any overdue principal or (to the extent legally enforceable) on any overdue installment of interest (the "Overdue Rate").

          SECTION 2. The Series __ Notes shall be limited in aggregate principal amount to $____________, and shall be issued substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee. The Series __ Notes shall mature on __________.

          Interest shall be payable [quarterly] in arrears on the _____ day of __________, _________ and ______ (each, an "Interest Payment Date") and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day. If Maturity would otherwise be a day that is not a Business Day, the payment of principal and interest due at Maturity shall be made on the next day that is a Business Day and no interest shall accrue as a result of such delayed payment.

          Each payment of interest with respect of an Interest Payment Date or at Maturity shall include interest accrued to but excluding such Interest Payment Date or Maturity, as the case may be (an "Interest Period").

          Interest on any Series __ Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name such Series __ Note is registered at the close of business on the ________ day of the month next preceding such Interest Payment Date (the "Regular Record Date"). In the case of any Series __ Note issued between a Regular Record Date and the initial Interest Payment Date, interest for the period beginning on the date of issue and ending on the initial Interest Payment Date shall be paid to the person to whom such Series __ Note shall have been originally issued. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner of such Series __ Note on such Regular Record Date, and may be paid to the person in whose name such Series __ Note is registered at the close of business on the Special Record Date established by the Issuer pursuant to Section 3.8 of the Indenture or as otherwise provided in Section 3.8 of the Indenture.

          Payments of interest on any Series __ Note (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable record date, unless otherwise agreed to by the Issuer.


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The principal amount thereof and any premium and the interest payable at
Maturity will be paid at Maturity against presentation of a Series __ Note at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

          The Series __ Notes are [not] redeemable prior to Maturity and the provisions of Article XIV of the Indenture are inapplicable.

          The Series __ Notes are [not] entitled to any sinking fund and the provisions of Article XV of the Indenture are inapplicable thereto.

          The Series __ Notes are subject to the provisions of Article XII of the Indenture, which provide for the satisfaction and discharge of the Indenture under the circumstances and on the conditions set forth therein.

          SECTION 3. The Series _ Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities, except in each case as otherwise provided in a Company Order with respect to any Series __ Notes. The Depository for such Global Security or Global Securities representing Series __ Notes may surrender one or more Global Securities representing Series __ Notes in exchange in whole or in part for individual Series __ Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.4 of the Indenture.

          SECTION 4. The Issuer hereby appoints, or confirms the appointment of, Deutsche Bank Trust Company Americas as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents). An Authenticating Agent may be appointed for the Series __ Notes under the circumstances set forth in, and subject to the provisions of, the Indenture.

                                  ARTICLE II.

                            Miscellaneous Provisions

          SECTION 1. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

          SECTION 2. The titles of the several Articles of this _____ Supplemental Indenture shall not be deemed to be any part hereof.

          SECTION 3. This ______ Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this _____
Supplemental Indenture to be duly executed.

                                           IDAHO POWER COMPANY



                                           By   ____________________________
                                                Name:
                                                Title:



                                           DEUTSCHE BANK TRUST COMPANY AMERICAS



                                           By ___________________________
                                                Name:
                                                Title:


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